UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 1, 2019

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Shares, without par value	UPLC	OOTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, Kent Rogers, the Vice President, Drilling and Completions of Ultra Petroleum Corp. (the “Company”), informed the Company of his intention to retire. The Company and Mr. Rogers have agreed that his last day of employment with the Company will be November 1, 2019. There were no disagreements between Mr. Rogers and the Company which led to his retirement from the Company. In connection with his retirement, Mr. Rogers and the Company will enter into a severance and release agreement, pursuant to which Mr. Rogers will receive the severance payments and benefits set forth in the employment agreement dated March 11, 2019 between the Company and Mr. Rogers (the “Employment Agreement”). For an additional discussion of the Employment Agreement and the severance benefits thereunder see the Company’s Current Report on Form 8-K filed with the US Securities and Exchange Commission (the “SEC”) on March 5, 2019 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2019

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary